EXHIBIT 99.1
                                                           FOR IMMEDIATE RELEASE

                    VALLEY FORGE SCIENTIFIC ANNOUNCES HIRING
                             CHIEF OPERATING OFFICER

OAKS, PA, February 16, 2005 -- Valley Forge Scientific Corp. (NASDAQ: VLFG; BSE:
VLF) announced that Bruce A. Murray, a director of the company, has been hired as the company's Chief Operating Officer.

    Mr. Murray, who has been a director of the company since 1992, has been hired as the company's Executive Vice President and Chief Operating Officer. In this position, Mr. Murray will be responsible for the day-to-day operations including manufacturing, engineering, sales, regulatory and administration and will be reporting to Jerry L. Malis, Chairman and Chief Executive Officer. Mr. Murray will remain a director of the company.

    "Bruce Murray has extensive background in the electrosurgical and medical device industries and has already provided Valley Forge Scientific valuable assistance in several projects over the last several months. Having Bruce Murray as part of our management team will better enable Valley Forge Scientific to achieve our objectives and goals," said Malis.

    Forward-Looking Statements

    Statements in this press release regarding our expectations for our products or products we are developing, introduction of products into the marketplace, acceptance of our products in the marketplace, new products and alliances, and any other statements in this press release that refer to Valley Forge Scientific's estimated or anticipated future results are forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. All forward-looking statements in this press release reflect Valley Forge Scientific's current analysis of existing trends and information and represent Valley Forge Scientific's judgment only as of the date of this press release. Actual results may differ from current expectations based on a number of factors affecting Valley Forge Scientific's business, including but not limited to competitive, regulatory and market conditions; the performance of new products and the continued acceptance of current products; the execution of strategic initiatives and alliances; the market penetration by third parties who distribute and sell Valley Forge Scientific's products; Valley Forge Scientific's ability to maintain a sufficient supply of products; product liability claims; and the uncertainties associated with intellectual property protection for these products. In addition, matters generally affecting the domestic and global economy can affect Valley Forge Scientific's results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Valley Forge Scientific disclaims any intent or obligation to update these forward-looking statements.

    Additional information concerning these and other risk factors may be found in Valley Forge Scientific's public periodic filings with the Securities and Exchange Commission, including Valley Forge Scientific's Form 10-K for the year ended September 30, 2004.